AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

COVENANT TRANSPORTATION GROUP, INC.

(formerly Covenant Transport, Inc.)

(Pursuant to Nevada General Corporation Law '78.403)

ARTICLE I. NAME

The name of the corporation is Covenant Transportation Group, Inc.

ARTICLE II. RESIDENT AGENT

The name and street address of the corporation's initial resident agent is The Corporation Trust Company of Nevada, One East First Street, Reno, Washoe County, Nevada 89501.

ARTICLE III. PURPOSE

The purpose of the corporation is to engage in, promote, conduct and carry on any lawful acts or activities for which corporations may be organized under the Nevada General Corporation Law.

ARTICLE IV. AUTHORIZED SHARES

The total number of shares of capital stock of all classes which the corporation shall have authority to issue is thirty million (30,000,000) shares, all having a par value of One Cent ($0.01) per share, consisting of the following: twenty million (20,000,000) Class A Common Shares; five million (5,000,000) Class B Common Shares; and five million (5,000,000) Preferred Shares.

The voting powers, designations, preferences, limitations, restrictions, and special or relative rights with respect to each class of stock are or shall be fixed as follows:

A. Common Shares. Except as otherwise stated herein, the holders of Class A Common Shares and Class B Common Shares shall have all of the rights afforded holders of common stock under the Nevada corporation law, including the right to vote on all matters submitted to a vote of the common stockholders, and, subject to the rights, if any, of holders of the Preferred Shares, the right to receive the net assets of the Corporation upon dissolution. The Class A Common Shares and Class B Common Shares shall vote together as a single class and shall receive any dividends and distributions payable to holders of common stock on a pro rata basis; provided, that: (i) holders of Class A Common Shares shall be entitled to one (1) vote per share on all matters submitted to a vote of the common stockholders; (ii) holders of Class B Common Shares shall be entitled to two (2) votes per share on all matters submitted to a vote of the common stockholders so long as the holders are David R. Parker, Jacqueline Parker, Rachel Parker, Jonathan Parker (the "Founders"), any trust for the benefit of one or more of Founders or any other entity which is 100% owned by the Founders, and (iii) holders of Class B Common Shares may receive dividends payable in the Corporation's common stock in Class A Common Shares or Class B Common Shares, as designated by the board of directors when declaring any such dividend. Holders of Class B Common Shares may convert such shares into Class A Common Shares, at any time and from time to time, on the basis of one Class A Common Share for each Class B Common Share. If any Class B Common Shares cease to be owned by the Founders, or any trust for the benefit of one or more of the Founders or by any other entity which is 100% owned by one or more of the Founders, such shares that are no longer so owned shall be converted automatically into Class A Common Shares and shall be entitled to one (1) vote per share. In any merger, consolidation, reorganization, or other business combination, the consideration to be received per share by holders of the Class A Common Shares and Class B Common Shares shall be identical; provided that if, after such business combination, the Founders, any trust or trusts for the benefit of one or more of Founders or any other entity which is 100% owned by the Founders, jointly own more than one-third (1/3) of the surviving entity, any securities received may differ to the extent that the voting rights differ between Class A Common Shares and Class B Common Shares. Holders of Class A Common Shares and Class B Common Shares shall not be entitled to cumulative voting in the election of directors.

B. Preferred Shares. The Board of Directors is expressly authorized to issue the Preferred Shares from time to time, in one or more series, provided that the aggregate number of shares issued and outstanding at any time of all such series shall not exceed five million (5,000,000). The Board of Directors is further authorized to fix or alter, in respect to each such series, the following terms and provisions of any authorized and unissued shares of such stock:

(i)	the distinctive serial designation;

(ii)
the number of shares of the series, which number may at any time or from time to time be increased or decreased (but not below the number of shares of such series then outstanding) by the Board of Directors;

(iii)	the voting powers, if any, and, if voting powers are granted, the extent of such voting powers including whether cumulative voting is allowed and the right, if any, to elect a director or directors;

(iv)	the election, term of office, filling of vacancies, and other terms of the directorship of directors, if any, to be elected by the holders of any one or more classes or series of such stock;

(v)
the dividend rights, if any, including, without limitation, the dividend rates, dividend preferences with respect to other series or classes of stock, the dates on which any dividends shall be payable, and whether dividends shall be cumulative;

(vi)	the date from which dividends on shares issued prior to the date for payment of the first dividend thereon shall be cumulative, if any;

(vii)	the redemption price, terms of redemption, and the amount of and provisions regarding any sinking fund for the purchase or redemption thereof;

(viii)	the liquidation preferences and the amounts payable on dissolution or liquidation;

(ix)	the terms and conditions under which shares of the series may or shall be converted into any other series or class of stock or debt of the corporation; and

(x)	any other terms or provisions which the Board of Directors by law may be authorized to fix or alter.

C. Provisions Applicable to Common and Preferred Shares. No holder of shares of the corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive any shares of stock of the corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe to or purchase such shares, or any securities convertible into or exchangeable for such shares, which may at any time or from time to time be issued, sold or offered for sale by the corporation.

ARTICLE V. DIRECTORS

The governing board of this corporation shall be known as directors. Initially, the number of directors of the corporation shall be two, however the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation.

ARTICLE VI. LIMITATION OF LIABILITY

To the fullest extent permitted by the laws of the State of Nevada, as the same exist or may hereafter be amended, any director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary or other damages for breach of fiduciary duties as a director or officer. No repeal, amendment, or modification of this Article VI, whether direct or indirect, shall eliminate or reduce its effect with respect to any act or omission of a director or officer of the Corporation occurring prior to such repeal, amendment, or modification.

ARTICLE VII. INDEMNIFICATION

To the fullest extent allowable by law, the corporation shall indemnify those persons determined to be entitled to indemnification, as hereinafter provided, in the manner and under the circumstances described in this Article VII.

A. General Indemnification.

(1) Subject to the case by case determination required to be made under paragraph A(3) hereof, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

(2) Subject to the case by case determination required to be made under paragraph A(3) hereof, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, but no indemnification shall be made under this paragraph A(2) in respect to any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

(3) Any indemnification under paragraphs A(1) and A(2), unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs A(1) and A(2). Such determination shall be made: (i) by the stockholders; (ii) by the Board of Directors by majority vote of a quorum consisting of directors who were not parties to such act, suit or proceeding; (iii) if such a quorum of disinterested directors so orders, by independent legal counsel in a written opinion; or (iv) if such a quorum of disinterested directors cannot be obtained, by independent legal counsel in a written opinion.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

B. Mandatory Indemnification. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs A(1) and A(2), or in defense of any claim, issue or matter therein, he shall be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with such defense.

C. Advancement of Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the corporation as authorized in this Article VII.

D. Other Rights. The indemnification provided by this Article VII does not exclude any other rights to which a person seeking indemnification may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The indemnification provided by this Article VII shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. No amendment to repeal of this Article VII shall apply to or have any effect on, the rights of any director, officer, employee or agent under this Article VII which rights come into existence by virtue of acts or omissions of such director, officer, employee or agent occurring prior to such amendment or repeal.

E. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article VII.

F. Definition of Corporation. For the purposes of this Article VII, references to "the Corporation" include, in addition to the resulting corporation, all constituent corporations (including any constituent of a constituent) absorbed in consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officer, employees and agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

G. Other Definitions. For purposes of this Article VII, references to "other enterprise" shall included employee benefit plans; references to "fine" shall include any excise tax assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VII.

ARTICLE VIII. DURATION

The corporation shall have perpetual existence.

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